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                                                            Exhibit 11.1


                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997


                                                 1998           1997
                                                 ----           ----

Net Investment Income                        $   14,465      $  149,538

Percentage Allocable to Limited Partners             99%             99%
                                             ----------      ----------

Net Investment Income Allocable
   to Limited Partners                       $   14,320      $  148,043
                                             ==========      ==========

Weighted Average Number of Limited
   Partnership Units Outstanding              1,020,142       1,104,881
                                             ==========      ==========

Net Investment Income Per Limited
   Partnership Unit                          $      .01      $      .13
                                             ==========      ==========